Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 28, 2025, relating to the consolidated financial statements of Silo Pharma, Inc., appearing in the Annual Report on Form 10-K of Silo Pharma, Inc. as of and for the years ended December 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

October 28, 2025